QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
STEINWAY MUSICAL INSTRUMENTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

STEINWAY MUSICAL INSTRUMENTS, INC.
800 South Street
Suite 305
Waltham, Massachusetts 02453
(781) 894-9770

March 26, 2003

Dear Stockholder:

        Our Annual Meeting of Stockholders will be held on Friday, May 2, 2003, at 10:00 a.m., at the Company's corporate office located at 800 South Street, Suite 305, Waltham, Massachusetts 02453. We urge you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key personnel responsible for management of your Company and to cover any questions you may have.

        The formal Notice of Meeting, the Proxy Statement and the proxy card are enclosed. A copy of the Annual Report to Stockholders describing the Company's operations during the year ended December 31, 2002 is also enclosed.

        Your Chairman, Kyle R. Kirkland, and I own 100% of the Class A Common Stock and have advised the Company that we intend to vote our shares of Class A Common Stock consistent with the recommendations of the Board of Directors set forth in the attached Proxy Statement. The Class A Common Stock presently represents 85% of the combined voting power of the Class A Common Stock and the Ordinary Common Stock. Therefore, stockholder approval in accordance with the Board of Directors' recommendations is assured.

        The past fiscal year proved to be a very tumultuous year for corporate America. Accounting scandals and allegations of corporate abuses by executive officers led to a general decline in investor confidence. We, however, take great pride in our Company's reputation for unparalleled quality, which applies to not only our musical instruments, but accounting and reporting standards as well. Our Company's senior management and Board have scrutinized our corporate governance practices and principles and implemented new procedures designed to comply with the Sarbanes-Oxley Act of 2002 and the proposed New York Stock Exchange Corporate Governance Rules. Our Company adopted a Code of Ethics and Professional Conduct that applies to every employee, including our senior executive officers and directors. Our sub-committees–Audit, Compensation and Option–consist only of independent directors. Finally, our Audit Committee Charter was revised to comply with the most recent legislation. We are actively monitoring the latest developments in corporate governance and, when appropriate, adopting new procedures to ensure that we preserve your confidence in us.

        We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

        If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. We look forward to seeing you at the Annual Meeting.

Very truly yours,

Dana D. Messina Chief Executive Officer

STEINWAY MUSICAL INSTRUMENTS, INC.
800 South Street
Suite 305
Waltham, Massachusetts 02453
(781) 894-9770

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 2, 2003

        The Annual Meeting of Stockholders of Steinway Musical Instruments, Inc. (the "Company") will be held on Friday, May 2, 2003 at 10:00 a.m. at the Company's corporate office at 800 South Street, Suite 305, Waltham, Massachusetts 02453, for the following purposes:

1.
To elect seven (7) directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.
To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 31, 2003; and

3.
To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on March 21, 2003 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are urged to attend the meeting in person or by proxy.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PREPAID RETURN ENVELOPE. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

By Order of the Board of Directors,

Dennis M. Hanson Secretary

Waltham, Massachusetts
March 26, 2003

STEINWAY MUSICAL INSTRUMENTS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Solicitation and Revocation of Proxies

        The enclosed proxy is solicited by and on behalf of the Board of Directors of Steinway Musical Instruments, Inc. (the "Company") for use in connection with the Annual Meeting of Stockholders to be held on the 2nd day of May, 2003 at 10:00 a.m. (the "Annual Meeting") and at any and all adjournments thereof.

        The persons named as proxies were designated by the Board of Directors and are officers and/or directors of the Company. Any proxy may be revoked or superseded by executing a proxy bearing a later date or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. All proxies which are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR the election of the director nominees listed below and FOR the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Company.

        This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about April 2, 2003. The entire cost of the solicitation of proxies will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their reasonable expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's common stock. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or e-mail.

        Messrs. Kirkland and Messina have advised the Company that they intend to vote all of their shares of Class A Common Stock in favor of the election of the seven nominees recommended by the Board of Directors and the appointment of Deloitte & Touche LLP to serve as the Company's independent public accountants to audit the Company's financial statements for 2003. Such action by Messrs. Kirkland and Messina is sufficient to elect such directors and to appoint the independent public accountants without any action on the part of any other holder of common stock.

Voting at the Meeting

        Only stockholders of record at the close of business on March 21, 2003 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes two classes of common stock, designated as Ordinary Common Stock and Class A Common Stock. Each share of Ordinary Common Stock entitles the record holder to one vote while each share of Class A Common Stock entitles the record holder to 98 votes on any action to be taken at the Annual Meeting, unless Delaware law provides otherwise. As of January 31, 2003, there were 8,428,285 shares of Ordinary Common Stock and 477,953 shares of Class A Common Stock outstanding. As of that date, all shares of Class A Common Stock were owned by Kyle R. Kirkland, Chairman of the Board, and Dana D. Messina, Chief Executive Officer of the Company, representing 85% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. Neither the holders of the Ordinary Common Stock nor the holders of Class A Common Stock have cumulative voting rights. The stockholders of the Company have no dissenters or appraisal rights in connection with any of the items scheduled to be presented to the stockholders at the Annual Meeting.

Vote Required

        The election of director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Delaware law, the Company's Certificate of Incorporation and bylaws, shares as to which a stockholder abstains or withholds from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on the election of directors will not be counted as voting thereon and, therefore, will not affect the election of the nominees receiving a plurality of the votes cast.

        The ratification of the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the 2003 fiscal year requires the affirmative vote of the holders of at least a majority of the aggregate votes cast at the meeting. Under Delaware law, the Certificate of Incorporation and the Company's bylaws, shares as to which a stockholder abstains or withholds from voting on the ratification of independent public accountants and broker non-votes have the same effect as a vote against such ratification.

ELECTION OF DIRECTORS

        The Certificate of Incorporation fixes the number of directors at not less than three and not more than nine, with the exact number to be set by resolution of the Board of Directors. Except as set forth below, persons named as proxies may not vote for the election of any person to the office of director for which a bona fide nominee is not named in the Proxy Statement. All nominees have consented to serve as directors for the ensuing year and have previously served as directors of the Company. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed proxy will vote for any substitute nominee designated by the Board of Directors.

Information Regarding the Nominees

        Set forth below are the names, positions held, ages and a brief account of the business experience for each of the persons to be nominated as a director by the Board of Directors at the Annual Meeting.

NOMINEES FOR DIRECTORS FOR TERMS EXPIRING IN 2004

        Kyle R. Kirkland, Chairman of the Board and Director (age 40).    Mr. Kirkland has served as a director of the Company since 1993 and as Chairman of the Board since 1996. Mr. Kirkland has been a principal of Kirkland Messina, Inc., since 1994. From 1991 to 1994, Mr. Kirkland was a Senior Vice President of a Los Angeles-based investment bank where he was responsible for its private placement financing activities. From 1990 to 1991, Mr. Kirkland was employed by Canyon Partners as a Vice President. From 1988 to 1990, he was employed by an investment banking firm in its High Yield Bond Department.

        Dana D. Messina, Chief Executive Officer and Director (age 41).    Mr. Messina has served as a director of the Company since 1993 and as Chief Executive Officer since 1996. Mr. Messina has been a principal of Kirkland Messina, Inc., since 1994. From 1990 to 1994, Mr. Messina was a Senior Vice President of a Los Angeles-based investment bank where he was responsible for all of its corporate finance and merchant banking activities. From 1987 to 1990, he was employed by an investment banking firm in its High Yield Bond Department.

        Bruce A. Stevens, President–Steinway and Director (age 60).    Mr. Stevens has served as a director of the Company since 1995. Mr. Stevens has served as President of Steinway & Sons ("Steinway"), an indirect wholly-owned subsidiary of the Company, since 1985 when Steinway was acquired from Columbia Broadcasting System television network. Prior to that, he was employed by the Polaroid Corporation for 18 years, where he held various positions including Director of Marketing for all of Polaroid's international business. He has served on numerous industry and music education committees.

        John M. Stoner, Jr., President–Conn-Selmer and Director (age 50).    Mr. Stoner became a director of the Company in November of 2002. He was appointed as President of Conn-Selmer, Inc. ("Conn-Selmer"), a wholly-owned subsidiary of the Company in 2002. Prior to that, Mr. Stoner spent 25 years with True Temper, Inc., a manufacturer of non-powered lawn and garden tools, where he held various positions of increasing responsibility. In 1995, he was appointed as the company's President and in 1999, after the acquisition of the company, became the President and CEO of Ames True Temper.

        A. Clinton Allen, Director (age 59).    Mr. Allen has served as a director of the Company since 1999. Currently, Mr. Allen is the Chairman of Psychemedics Corporation. He also serves as director and non-executive chairman for Collectors Universe, Inc. and is a member of the board of directors of Integrated Alarm Services Group, Inc. Mr. Allen provided original financing for Blockbuster Entertainment Corporation, was a founding director and served on the board until the company was acquired by Viacom/Paramount in September of 1994.

        Rudolph K. Kluiber, Director (age 43).    Mr. Kluiber has served as a director of the Company since 2001. Presently, Mr. Kluiber is the Managing Director of GRT Capital Partners ("GRT"), an investment management firm located in Boston, MA. Prior to forming GRT, Mr. Kluiber served as Senior Vice President and Portfolio Manager for State Street Research & Management Company ("State Street") since 1997, where he ran the State Street Aurora Fund and managed the Small-Cap Value effort.

        Peter McMillan, Director (age 45).    Mr. McMillan has served as a director of the Company since 1996. Currently, Mr. McMillan is the Managing Partner of Willow Brook Capital Group, LLC ("WBCG"), an asset management company based in Los Angeles, CA. Prior to forming WBCG, Mr. McMillan served as Executive Vice President and Chief Investment Officer of SunAmerican Investments, Inc., a wholly owned subsidiary of American International Group, Inc. As Chief Investment Officer, Mr. McMillan had overall investment management responsibility for SunAmerica's asset portfolio. Mr. McMillan joined SunAmerican Investments, Inc. in 1989 after managing the fixed-income portfolio for Aetna Life Insurance and Annuity Company.

        Each director of the Company is elected for a period of one year and serves until his successor is duly elected and qualified. For information regarding the beneficial ownership of Ordinary Common Stock and Class A Common Stock by each nominee, see "Principal Stockholders."

Meetings of the Board of Directors

        The Board of Directors met on three separate occasions and acted by unanimous written consent twice during 2002. In addition to these meetings of the full Board, directors also took action through Board committees. The Board of Directors has standing Audit, Compensation and Option Committees. The Board of Directors does not have a standing Nominations Committee. None of the members of the Board of Directors participated in less than 75% of the meetings of the Board of Directors held or of the total number of meetings held by all committees of the Board of Directors on which various members served during the year ended December 31, 2002. The current members of each of the Board of Directors' committees are listed below.

The Audit Committee

        The current members of the Audit Committee are Chairman Allen and Messrs. Kluiber and McMillan, each of whom is an "independent director" as defined by the New York Stock Exchange's listing standards. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee met eight times and took action by unanimous written consent one time during 2002.

The Compensation Committee

        The current members of the Compensation Committee are Chairman Allen and Mr. Kluiber, each of whom is an "independent director" as defined by the New York Stock Exchange's listing standards. The Compensation Committee sets the compensation for the directors and executive officers of the Company and evaluates and administers the Company's compensation programs. The Compensation Committee met twice and took action by unanimous written consent two times during 2002.

The Option Committee

        The current members of the Option Committee are Chairman Allen and Messrs. Kluiber and McMillan, each of whom is an "independent director" as defined by the New York Stock Exchange's listing standards. The Option Committee is responsible for administering the Steinway Musical Instruments, Inc. Amended and Restated 1996 Stock Plan and the Steinway Musical Instruments, Inc. 1996 Employee Stock Purchase Plan. The Option Committee met once and took action by unanimous written consent three times during 2002.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION
OF EACH OF THE NOMINEES NAMED ABOVE.

        Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election of each director.

MANAGEMENT

Executive Officers and Directors of the Company

        Set forth below are the names, ages, positions held and a brief account of the business experience for each executive officer, division president and director of the Company.

Name	Age	Position
Kyle R. Kirkland	40	Chairman of the Board and Director
Dana D. Messina	41	Chief Executive Officer and Director
Dennis M. Hanson	48	Senior Executive Vice President
Bruce A. Stevens	60	President–Steinway and Director
John M. Stoner, Jr.	50	President–Conn-Selmer and Director
Thomas Kurrer	54	Managing Director, Steinway–Germany
A. Clinton Allen	59	Director
Rudolph K. Kluiber	43	Director
Peter McMillan	45	Director

        For biographical information concerning Kyle R. Kirkland, Dana D. Messina, Bruce A. Stevens, John M. Stoner, Jr., A. Clinton Allen, Rudolph K. Kluiber and Peter McMillan see "Nominees for Directors for Terms Expiring in 2004."

        Dennis M. Hanson, Senior Executive Vice President.    Mr. Hanson serves as the Company's Chief Financial Officer, General Counsel and Secretary. Mr. Hanson started his career in public accounting at Haskins and Sells in 1976. In 1980, he joined Computervision Corporation, where he held various financial positions including Vice President of Audit. He joined Steinway in 1988 as Vice President Finance and assumed duties as General Counsel in 1993.

        Thomas Kurrer, Managing Director, Steinway–Germany.    Mr. Kurrer joined Steinway in 1989 as Managing Director of Steinway Germany and undertook responsibility for Steinway's European operations. In 1997, he assumed responsibility for Steinway's Asian operation. Mr. Kurrer was employed by the German-American Chamber of Commerce in New York from 1976 to 1978. Between 1978 and 1989, he held various positions of increasing responsibility with the Otto Wolff-Group, a conglomerate of steel and machinery equipment companies. Mr. Kurrer's last position with the Otto Wolff-Group was Managing Director of Wirth GmbH.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth the annual compensation paid and accrued by the Company for services rendered during the fiscal years ended December 31, 2002, 2001 and 2000 to (i) the Company's Chairman of the Board and the Chief Executive Officer, (ii) the most highly compensated executive officers of the Company and the Managing Director of Steinway-Germany who were serving at the end of the last completed fiscal year and (iii) two former highly compensated executive officers who were serving for a portion of the last completed fiscal year (each a "Named Executive Officer").

Summary Compensation Table

		Annual Compensation								Long-Term Compensation
										Awards
Name and Principal Position	Fiscal Year	Salary			Bonus			Other Annual Compensation		Securities Underlying Options(#)	All Other Compensation
Kyle R. Kirkland Chairman of the Board	2002 2001 2000	$ $ $	275,000 250,000 250,000		$ $ $	50,000 53,000 200,000	(1)	— — —		40,000 — 9,000	$ $ $	26,889 25,314 25,314	(10) (10) (10)
Dana D. Messina Chief Executive Officer	2002 2001 2000	$ $ $	275,000 250,000 250,000		$ $ $	50,000 203,000 600,000	(2) (1)	— — —		40,000 — 9,000	$ $ $	26,889 25,314 25,314	(10) (10) (10)
Dennis M. Hanson Senior Executive Vice President	2002 2001 2000	$ $ $	292,500 285,000 274,000		$ $ $	50,000 128,000 243,000	(2) (1)	— — —		30,000 — 7,500	$ $ $	39,635 37,559 37,559	(10) (10) (10)
Thomas T. Burzycki Former President–Conn-Selmer	2002 2001 2000	$ $ $	231,930 268,000 268,000	(3)	$ $	— 50,000 250,250	(1)	$29,909 — —	(7)	5,000 — —		$36,070 — —	(9)
Bruce A. Stevens President–Steinway	2002 2001 2000	$ $ $	444,763 439,525 422,625		$ $ $	77,625 79,100 206,000		— — —		20,000 — 9,000	$ $ $	86,341 166,409 85,728	(10) (10) (10)
Thomas Kurrer(4) Managing Director, Steinway–Germany	2002 2001 2000	$ $ $	214,195 201,278 201,956		$ $ $	39,073 100,993 77,677		— — —		10,000 — 4,500		— — —
Michael R.Vickrey Former Executive Vice President	2002 2001 2000	$ $ $	161,539 175,000 175,000	(5)	$ $	— 50,000 162,750	(1)	$22,207 — —	(7)	8,000 — —		— — —
John M. Stoner, Jr.(6) President–Conn-Selmer	2002		$41,731			—		$19,358	(8)	40,000		—

(1)
Amount shown includes a separate bonus related to the 2000 acquisition of United Musical Instruments Holdings, Inc., a major U.S. manufacturer of band and orchestral instruments.

(2)
Amount shown includes a separate bonus related to the successful completion of the Company's 2001 Senior Note Offering.

(3)
Mr. Burzycki retired from his position as President of Conn-Selmer and from his Directorship for the Company in November of 2002. The amount shown under "Salary" represents compensation paid to him up until then.

(4)
Mr. Kurrer's compensation information contained in this statement has been converted from Euros to U.S. dollars based upon average foreign exchange rates for the years presented.

(5)
Mr. Vickrey retired from Conn-Selmer on December 2, 2002. The amount shown represents compensation paid to Mr. Vickrey up until his retirement date.

(6)
Mr. Stoner joined the Company as President of Conn-Selmer in November, 2002. Amounts shown represent compensation paid beginning from that date.

(7)
Amount shown represents benefits received associated with automobile related expenditures.

(8)
Amount shown represents moving expenses reimbursed by Conn-Selmer.

(9)
Amount shown represents payments made to Mr. Burzycki by Conn-Selmer after his retirement pursuant to a Transition and Consulting Agreement. See "Other Arrangements" below.

(10)
The Company provided the Named Executive Officers with certain health, medical and other non-cash benefits generally available to all salaried employees and not included in "All Other Compensation" pursuant to the Securities and Exchange Commission's ("SEC") rules. The table below presents the components of "All Other Compensation" for 2002, which represent (a) the value of Company contributions to one of its 401(k) plans, (b) the value of Company contributions into the supplemental executive retirement plan (SERP) on behalf of the Named Executive Officers, and (c) the value of Company paid premiums on group term life insurance.

	Company Contributions
			Group Term Life Insurance Premium
	401(k) Plan	SERP
Kyle R. Kirkland	$10,500	$16,389	—
Dana D. Messina	$10,500	$16,389	—
Dennis M. Hanson	$10,500	$26,555	$2,580
Bruce A. Stevens	$10,500	$69,991	$5,850

Option Grants in 2002

        The following table provides information related to options to purchase the Company's Ordinary Common Stock granted to the Named Executive Officers during the year ended December 31, 2002.

	Individual Grants
Name	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Value(2)
Dana D. Messina	40,000	7.6%	$19.04	08/08/2012	$252,000
Kyle R. Kirkland	40,000	7.6%	$19.04	08/08/2012	$252,000
Dennis M. Hanson	30,000	5.7%	$19.04	08/08/2012	$189,000
Bruce A. Stevens	20,000	3.8%	$19.04	08/08/2012	$126,000
John M. Stoner, Jr	40,000	7.6%	$18.55	11/11/2012	$236,000
Thomas Kurrer	10,000	1.9%	$19.04	08/08/2012	$63,000
Thomas T. Burzycki	5,000	1.0%	$19.04	08/08/2012	$31,500
Michael R. Vickrey	8,000	1.5%	$19.04	08/08/2012	$50,400

(1)
Each option reflected in this column was granted under the Stock Plan and becomes exercisable for 20% of the total grant on each anniversary date, subject to acceleration upon the occurrence of certain events as described in the Stock Plan.

(2)
The fair value of options on their grant date was $5.90 per option for Mr. Stoner and $6.30 per option for the other Named Executive Officers, each of which is measured using the Black/Scholes option pricing model. Key assumptions used to apply this pricing model in 2002 are as follows: (a) risk-free interest rate of 3.04% for Mr. Stoner's options and 3.56% for the other Named Executive Officers' options (b) expected life of option grants of six years; (c) expected volatility of Ordinary Common Stock of 25.6%.

Aggregated Option Exercises in 2002 and Year End Option Values

        No options were exercised by the Named Executive Officers during 2002. The following table provides information related to the number of options held by the Named Executive Officers as of the year ended December 31, 2002. The fair market value of the options on December 31, 2002 for the underlying securities did not exceed the exercise price of the option. Accordingly, there were no in-the-money options at December 31, 2002.

	Number of Securities Underlying Unexercised Options at December 31, 2002
Name
	Exercisable	Unexercisable
Kyle R. Kirkland	74,350	45,400
Dana D. Messina	74,350	45,400
Dennis M. Hanson	32,500	36,500
Thomas T. Burzycki	16,000	5,000
Bruce A. Stevens	36,600	25,400
Thomas Kurrer	26,300	12,700
Michael R. Vickrey	14,500	—
John M. Stoner, Jr	—	40,000

Employment Contracts

        On October 17, 2002, Conn-Selmer entered into an Employment Agreement with John M. Stoner, Jr. The agreement provides that Mr. Stoner will serve as President and Chief Executive Officer of Conn-Selmer in consideration of an annual base salary of $310,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Stoner is eligible to receive bonuses and certain other employment benefits. Mr. Stoner's agreement provides that, in certain circumstances, Conn-Selmer is obligated to pay his base salary and continue his benefits up to a period of 12 months upon the termination of his employment.

        In January 1999, the Company entered into Employment Agreements with Kyle R. Kirkland and Dana D. Messina, which provide that until December 31, 2006, unless earlier terminated in accordance with its terms, they will serve, respectively, as Chairman and Chief Executive Officer of the Company. In addition to a base salary, each may be entitled to receive bonuses and certain other employment benefits each determined annually by the Board of Directors in its discretion.

        In July 1996, the Company entered into a Noncompete Agreement with each of Thomas T. Burzycki, Bruce A. Stevens, Dennis M. Hanson and Michael R. Vickrey. The Noncompete Agreements remain in effect for a period of ten years and bar the individual parties thereto from competing with the Company in any geographic region in which the Company then conducts business. Additionally, in the case of Messrs. Stevens and Hanson, provided that the individual party thereto refrains from engaging in certain restricted sales of Ordinary Common Stock, each Noncompete Agreement commits the Company to renew the individual party's employment agreement described below for successive one-year periods over the life of the Noncompete Agreement.

        On May 1, 1995, Steinway entered into an Employment Agreement with Bruce A. Stevens. The agreement provides that Mr. Stevens will serve as President of Steinway in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Stevens is eligible to receive bonuses and certain other employment benefits. Mr. Stevens' agreement provides that, in certain circumstances, the Company is obligated to pay up to $340,000, plus the salary for the remainder of his term, to Mr. Stevens upon termination of his employment. This agreement was subsequently assigned from Steinway to the Company and thereafter amended to automatically renew on an annual basis unless affirmatively terminated.

        On May 1, 1995, Steinway entered into an Employment Agreement with Dennis M. Hanson. The agreement provides that Mr. Hanson will serve as Chief Financial Officer and Secretary in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Hanson is eligible to receive bonuses and certain other employment benefits. Mr. Hanson's agreement provides that, in certain circumstances, the Company is obligated to pay up to $210,000, plus the salary for the remainder of his term, to Mr. Hanson upon termination of his employment. This agreement was subsequently assigned from Steinway to the Company and thereafter amended to automatically renew on an annual basis unless affirmatively terminated.

        As of May 8, 1989, Steinway entered into an Employment Agreement with Thomas Kurrer that provides that Mr. Kurrer will serve as Managing Director of Steinway's German operations in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Kurrer is eligible to receive bonuses and certain other employment benefits. The agreement automatically renews every three years unless at least 12 months notice is given by either party.

Retirement Plans

        The Company maintains separate pension plans for each of its major divisions. The Pension Plan Table set forth below shows estimated annual benefits payable upon retirement (based on the benefit formulas in effect and calculated on a straight life annuity basis, as described below) to persons covered under the Conn-Selmer division plan, including the Named Executive Officers, in specified compensation and years of credited service classifications, assuming employment until age 65.

Pension Plan Table

	Years of Service
Final Average Pay
	5	10	15	20	25	30
$130,000	$7,779	$15,559	$23,338	$31,118	$38,897	$46,677
$140,000	$8,529	$17,059	$25,588	$34,118	$42,647	$51,177
$150,000	$9,279	$18,559	$27,838	$37,118	$46,397	$55,677
$160,000	$10,029	$20,059	$30,088	$40,118	$50,147	$60,177
$170,000	$10,779	$21,559	$32,338	$43,118	$53,897	$64,677
$180,000	$11,529	$23,059	$34,588	$46,118	$57,647	$69,177
$190,000	$12,279	$24,559	$36,838	$49,118	$61,397	$73,677
$200,000	$13,029	$26,059	$39,088	$52,118	$65,147	$78,177

        The Company maintains a qualified defined benefit pension plan for the Conn-Selmer division. Benefits accrue on a straight life annuity basis, using a formula that takes into account the five highest consecutive calendar years of compensation (subject to the maximum allowable under the Internal Revenue Code) within the prior ten years of plan participation times years of benefit service up to 40 years. The plan is also integrated with Social Security so that earnings in excess of the Social Security taxable wage base generate additional benefits. The above table assumes a birth year of 1942 in order to calculate the additional Social Security benefit. Mr. Burzycki has 12 years of credited service and Mr. Vickrey has 14 years of service under this plan.

        The primary benefit formula in the Steinway division domestic plan was frozen as of June 30, 1993. The accrued benefit will be a monthly benefit amount payable in the life annuity form equal to the sum of (a) the benefit accrued in accordance with the formula as of June 30, 1993: plus (b) $9 multiplied by benefit years of service completed after June 30, 1993. Mr. Stevens has 17 years of service under the plan with an estimated annual benefit of $30,000. Assuming he continues his employment with the Company until age 65, his estimated annual benefit would be $30,504. Mr. Hanson has 14 years of service under the plan with an estimated annual benefit of $15,528. Assuming his continued employment with the Company until age 65, his estimated annual benefit would be $17,316. These amounts are based on the pension being paid during the participant's lifetime and would be reduced on an actuarially equivalent basis in the event of a survivor benefit or optional form of payment.

        Mr. Kurrer is entitled to benefits under the Steinway division foreign pension plan. Based on the formula and his 14 years of credited service his estimated annual benefit would be $67,471. At age 63 Mr. Kurrer would receive 36.5% of his annual base income earned in the year prior to retirement. Assuming a 3% increase in annual salary, the estimated annual benefit at age 63 would be $108,221. The figures presented have been converted from Euros to U.S. dollars based on 2002 average foreign exchange rates.

        The Company maintains a non-qualified supplemental executive retirement plan, or SERP, for certain key employees. The Company, in its sole and absolute discretion, may make an annual SERP contribution on behalf of the eligible participants. Total contributions and earnings thereon are then payable in the form of 15 substantially equal yearly installments beginning at age 65. Participants become fully vested upon the completion of 5 years of service. To date, every SERP participant is fully vested.

Compensation of Directors

        As compensation for services as a director of the Company, each non-employee director is paid an annual retainer fee of $10,000, $7,500 for serving on the Audit Committee, $5,000 for every additional committee and $500 for each meeting attended. For the fiscal year ended December 31, 2002, the Company paid Mr. Allen $33,250, Mr. Kluiber $29,000 and Mr. McMillan $27,250. Each non-employee director of the Company was also awarded 15,000 non-qualified stock options on August 8, 2002, in accordance with the Company's Amended and Restated 1996 Stock Plan. These options have an exercise price of $19.04, fully vest in five years and expire ten years from the grant date.

Other Arrangements

        Upon retiring in November 2002, Conn-Selmer entered into a Transition and Consulting Agreement with Thomas T. Burzycki, a former Director and Officer of the Company. Under the terms of the Agreement, Mr. Burzycki shall assist his successor, John M. Stoner, Jr., in transitioning into his new role and shall serve as a consultant to the Company's Board in his areas of expertise. Conn-Selmer, in return, shall continue to provide Mr. Burzycki with his annual base compensation for approximately five months and, thereafter, pay a monthly consulting fee of $1,500, provide him with an automobile and allow him to participate in generally available employee benefit plans until August of 2008.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationships exist between the members of the Compensation Committee or the Board of Directors and the members of any other company's compensation committee or board of directors. Messrs. Kirkland and Messina serve as the Chairman of the Board and Chief Executive Officer, respectively, of the Company. Each served on the Compensation and Option Committees of the Board of Directors for part of 2002.

Legal Proceedings Involving Directors, Officers, Affiliates or Beneficial Owners

        No director, officer, affiliate or beneficial owner of the Company, or any associate thereof, is a party adverse to the Company or any of its subsidiaries in any lawsuit nor has a material adverse interest thereto.

        In September of 2001, Kyle R. Kirkland entered into a settlement agreement with the SEC, without admitting or denying any finding or liability. The matter was unrelated to the Company or Mr. Kirkland's position with the Company.

REPORT OF THE AUDIT COMMITTEE(1)

        The current members of the Audit Committee (the "Committee") are Chairman Allen and Messrs. McMillan and Kluiber, each of whom is an "independent director" as defined by the New York Stock Exchange's ("NYSE") listing standards. The Committee operates pursuant to a written charter that meets Securities and Exchange Commission ("SEC") and NYSE listing standards, which is attached hereto as Appendix A, and adheres to a Code of Ethics and Professional Conduct, which is attached hereto as Appendix B. The Committee assists the Board of Directors (the "Board") in fulfilling its responsibilities for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

        In discharging its oversight responsibility of the audit process, the Committee obtained from the Company's independent auditors, Deloitte & Touche LLP ("Deloitte & Touche"), a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independent Discussion with Audit Committee), discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and Deloitte & Touche the quality and adequacy of the Company's internal controls. The Committee reviewed with Deloitte & Touche their audit plans, audit scope and identification of audit risks.

        The Committee discussed and reviewed with Deloitte & Touche all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of Deloitte & Touche's examination of the financial statements.

        During the fiscal year ended December 31, 2002 aggregate fees (including expenses) for the annual audit of the Company's financial statements were approximately $552,357 and other services, including income tax services, were approximately $330,510. Deloitte & Touche did not provide any professional services related to financial systems design and implementation, bookkeeping or internal audit services. The Committee has considered the level and nature of non-audit services provided by Deloitte & Touche in its deliberation of auditor independence.

        The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2002, with management and Deloitte & Touche. Management has the responsibility for the preparation of the Company's financial statements and Deloitte & Touche has the responsibility for the examination of those statements. Based on these reviews and discussions with management and the Company's independent auditors, the Committee recommended that the Board include the audited consolidated financial statements for the fiscal year ended December 31, 2002 in the Company's Annual Report on Form 10-K for filing with the SEC. The Committee also recommended the reappointment, subject to shareholder approval, of Deloitte & Touche as the Company's independent auditors and the Board concurred in such recommendation.

AUDIT COMMITTEE:

A. Clinton Allen, Chairman Rudolph K. Kluiber, Member Peter McMillan, Member

(1)
Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, the Report of the Audit Committee shall not be incorporated by reference in any such filings.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION(1)

Compensation Philosophy

        The current members of the Compensation Committee are Chairman Allen and Mr. Kluiber, each of whom is an "independent director" as defined by the New York Stock Exchange's listing standards. The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation while establishing a strong, explicit link between executive compensation and the achievement of the Company's annual and long-term performance goals, rewarding above-average corporate performance, recognizing individual initiative and achievement and assisting the Company in attracting and retaining highly-skilled management. This philosophy has been adhered to by developing incentive pay programs which provide competitive compensation that mirrors Company performance. Both short-term and long-term incentive compensation are based on direct, explicit links to Company performance and the value received by stockholders.

2002 Executive Compensation

        Cash compensation includes base salary and annual bonuses. Base salaries are set at competitive levels, with reference to the level of responsibilities, experience and geographic market conditions. Annual salary adjustments are determined by reference to the Company's and the individual's performance, as well as general marketplace conditions.

        Annual bonuses are awarded to the Chairman, CEO and other senior executive officers in accordance with the Company's or relevant segment's bonus plan. Under the applicable plan, participants are assigned a target bonus for the plan year that is a percentage of their base salary. Bonus payouts for the participants are based on whether the Company or relevant segment of the business meets or exceeds pre-established performance levels. The primary measure of performance is based on a return on assets percentage, which is calculated using EBITDA (earnings before net interest expense, income tax expense, depreciation and amortization) divided by working capital plus net fixed assets. Messrs. Kirkland and Messina's target bonuses for 2002 under the Company's plan were 25% of their base salary.

Chairman of the Board and Chief Executive Officer Compensation

        The Compensation Committee is responsible for determining the compensation of the Chairman and CEO. In reaching its decision, the Compensation Committee examines several factors, such as the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable public companies and the awards given to the Chairman and CEO in prior years. The Committee also reviews and approves the corporate goals and objectives of the Chairman and CEO and evaluates their performance in light of those goals and objectives.

        During the last fiscal year, the Company engaged outside compensation consultants to assist in devising a compensation package for the new president of Conn-Selmer and evaluate the compensation of other top positions within the Company. Consistent with the consultants' report, the Compensation Committee voted to increase the base salaries for the Chairman of the Board and CEO to $300,000 from $250,000, effective July 1, 2002. The Chairman and CEO had not received base salary increases since 1999.

Summary

        After its review of the Company's existing programs and relative facts contained within the consulting firm's report, the Compensation Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations with which the Company competes for management talent. The Compensation Committee also believes that the annual bonuses provide opportunities to participants that are consistent with the returns that are generated on behalf of the Company's stockholders.

Limitation of Tax Deduction for Executive Compensation

        Section 162(m) of the Internal Revenue Code (the "Code") prevents publicly traded companies from receiving a tax deduction on compensation paid to proxy-named executive officers in excess of $1 million annually. This limitation does not apply to compensation that qualifies as "performance-based compensation" under the Code. The Compensation Committee believes at the present time that it is highly unlikely that the compensation paid to any executive officer will exceed $1 million in any fiscal year. In addition, based on the Company's current compensation philosophy and performance based bonus formula it does not anticipate that the limitation would have a material effect on the Company.

COMPENSATION COMMITTEE:

A. Clinton Allen, Chairman Rudolph K. Kluiber, Member

(1)
Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, the Report of the Compensation Committee on Executive Compensation shall not be incorporated by reference in any such filings.

PERFORMANCE GRAPH(1)

        The following graph compares the Company's cumulative total stockholder return on its Ordinary Common Stock for the period from December 31, 1997, to December 31, 2002, with the cumulative total return of the Russell 2000 Stock Index ("Russell 2000") and the cumulative total return of a new peer group ("New Peer Group") consisting of Guitar Center, Inc., Harley-Davidson, Inc., Callaway Golf Company and Fleetwood Enterprises. The peer group used in the preceding five years ("Prior Peer Group"), which consisted of Guitar Center, Inc., Harley-Davidson, Inc., Louis Vuitton Moet Hennesey ("Louis Vuitton") and Fleetwood Enterprises, is also included until December 31, 2001. The Company replaced Louis Vuitton in its peer group with Callaway Golf Company due to the de-listing of Louis Vuitton's stock from the NASDAQ during the last fiscal year.

        The New Peer Group was selected by management based on the status of each as a manufacturer and/or distributor of consumer goods in the luxury or musical instrument categories. The performance graph assumes a $100 investment on December 31, 1997 in each of the Company's Ordinary Common Stock, the Russell 2000 and the common stock of the selected peer groups. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.

COMPARATIVE STOCK PRICE PERFORMANCE
AMONG STEINWAY MUSICAL INSTRUMENTS, INC.,
THE RUSSELL 2000 AND THE PEER GROUPS

Comparison of Cumulative Total Returns

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Steinway Musical Instruments, Inc.	$100.00	$112.41	$87.55	$77.56	$71.81	$70.34
The Russell 2000	$100.00	$96.55	$115.50	$110.64	$111.78	$87.66
New Peer Group	$100.00	$99.66	$97.32	$107.77	$137.88	$118.96
Prior Peer Group	$100.00	$121.44	$157.38	$145.69	$155.32	NA

(1)
Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, this Performance Graph shall not be incorporated by reference in any such filings.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of voting securities of the Company as of January 31, 2003 by (i) each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each of the directors and Named Executive Officers of the Company and (iii) all executive officers and directors of the Company as a group.

	Amount and Nature of Beneficial Ownership of Ordinary Common Stock(1)	Percent	Amount and Nature of Beneficial Ownership Class A Common Stock(1)	Percent
American International Group, Inc. 70 Pine Street New York, NY 10270	1,772,840	21.0%	—	—
John Hancock Financial Services, Inc. P.O. Box 111 John Hancock Place Boston, MA 02117	1,461,953	17.3%	—	—
State Street Research & Management Company One Financial Center, 30th Floor Boston, MA 02111	915,220	10.9%	—	—
Fort Hill Capital LLC 2 Jericho Plaza Jericho, NY 11753	594,000	7.0%	—	—
Royce & Associates, Inc. 1414 Avenue of the Americas New York, NY 10019	531,900	6.3%	—	—
Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	419,100	5.0%	—	—
Directors
Kyle R. Kirkland(2)	112,404	1.3%	226,949	47.5%
Dana D. Messina(2)	217,571	2.6%	251,004	52.5%
Thomas T. Burzycki(3)	66,680.8%		—	—
Bruce A. Stevens	86,273	1.0%	—	—
Other Executive Officers
Dennis M. Hanson	41,601.5%		—	—
Michael R. Vickrey(3)	48,000.6%		—	—
Thomas Kurrer	41,601.5%		—	—
All directors and executive officers as a group (7 persons)(2)	612,999	7.3%	477,953	100.0%

(1)
Each share of Ordinary Common Stock has one vote. Each share of Class A Common Stock has 98 votes.

(2)
Includes 1,131 shares owned by Kirkland Messina, LLC, which may be deemed to be beneficially owned by both Kyle R. Kirkland and Dana D. Messina

(3)
Amount shown represents share ownership for Mr. Burzycki as of his resignation date, November 11, 2002, and for Mr. Vickrey as of his retirement date, December 2, 2002. For additional information see footnotes to "Executive Compensation and Other Information" above.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's Ordinary Common Stock to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received, the Company believes that except for the Form 3 that A. Clinton Allen filed promptly upon discovering its delinquency in August, which confirmed that he did not have any direct or indirect interests in Company shares for the applicable time frame, all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal 2002.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected Deloitte & Touche LLP to serve as the Company's independent public accountants to audit the financial statements of the Company for 2003. Deloitte & Touche LLP has served as the Company's independent public accountants since 1993. Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS, ON THE ADVICE OF ITS AUDIT COMMITTEE, THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2003.

        Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the selected accountants.

OTHER MATTERS

        The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the proxies according to their best judgment.

STOCKHOLDER PROPOSALS

        Stockholder proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 2004 Annual Stockholders Meeting must be received by the Company at its offices at 800 South Street, Suite 305, Waltham, Massachusetts 02453 not later than January 31, 2004.

ANNUAL REPORT

        The Annual Report to Stockholders for 2002 accompanies this Proxy Statement. Stockholders may obtain a copy of this report without charge by writing to Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453, Attn: Corporate Communications, telephone number (781) 894-9770.

Appendix A

AUDIT COMMITTEE CHARTER

Objective:

        To assist the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company by:

  1)
  Monitoring the Company's compliance with legal, financial and regulatory requirements.

  2)
  Monitoring the independent auditor's qualifications and independence.

  3)
  Reviewing the procedures, performance and results of the Company's independent auditors and acting, as necessary, on behalf of the board of directors between board meetings with respect to the Company's audited financial reports, accounting procedures, financial controls and ethical practices.

  4)
  Providing a direct communication link to the board of directors from the Company's independent auditing staffs and the chief financial officer, and assuring the quality of the Company's financial reporting and control systems.

  5)
  Preparing the Audit Committee Report, as required by the rules of the Securities and Exchange Commission, for the Company's annual proxy statement.

Duties and Powers

        The Audit Committee, shall have the following duties and powers:

  1)
  Appoint, compensate and terminate the Company's independent auditors, subject, if applicable, to shareholder ratification and shall pre-approve all audit engagement fees and terms and all significant, allowable non-audit engagements with the independent auditors, which shall be disclosed to investors in periodic reports. The Audit Committee shall consult with management but may not delegate these responsibilities.

  2)
  Delegate one or more members of the Audit Committee the authority to grant pre-approvals on audit services and allowable non-audit services.

  3)
  Establish a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and create a practice allowing for the confidential and anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

  4)
  Obtain and review, at least annually, a report by the independent auditors describing the firm's internal quality-control procedures, any material issues raised by the most recent internal quality controls review or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (to assess the auditors' independence) all relationships between the independent auditor and the Company.

  5)
  Ensure that the regular rotation of the lead audit partner occurs as required by law and consider whether there needs to be a rotation of the outside audit firm and report the findings to the board of directors.

  6)
  Review management's internal control procedures and practices for safeguarding assets, authorizing and recording transactions and complying with Company policies and ethical practices and the comments of the independent auditors' staff with respect to such policies and practices.

  7)
  Review and discuss the Company's annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation" before public distribution.

  8)
  Discuss, generally, with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analyst and rating agencies.

  9)
  Engage, to the extent deemed necessary or appropriate, independent legal, accounting or other consultants to advise the Committee.

  10)
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposure, including the Company's risk assessment and risk management guidelines.

  11)
  Meet with management and the independent auditors in separate executive sessions, periodically.

  12)
  Regularly review with the independent auditors any difficulties the auditors encountered in the course of the audit work and management's response.

  13)
  Establish, for the board of directors, policies for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

  14)
  Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

  15)
  Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  16)
  Review the annual audit plan of the independent auditors. Ensure the receipt from the independent auditors of a formal written statement delineating all relationships between such auditors and the Company, consistent with Independence Standards Board Standard No. 1; actively engage in a dialogue with such auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of such auditors; and take, or recommend that the full board take, appropriate action to ensure the independence of such independent auditors.

  17)
  Insure that the independent auditors' ultimate accountability remains to the board of directors and the Audit Committee as representatives of the shareholders.

  18)
  Review the Company's annual audit findings and management's implementation of the independent auditors' recommendations.

  19)
  Review the Company's organization to accomplish management's financial reporting and control responsibilities.

  20)
  Report regularly to the board of directors.

  21)
  Meet quarterly, or more frequently as needed, to carry out the foregoing duties and responsibilities.

Membership

1)
The Audit Committee shall be comprised of no less than three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange.

2)
The board of directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

3)
The Audit Committee shall review annually the Audit Committee's own performance and reassess the adequacy of this Charter.

Appendix B

Code of Ethics and Professional Conduct

1.0
Purpose

  To establish a code of ethics and professional conduct in accordance with which Steinway Musical Instruments, Inc. and subsidiaries ("the Company") shall conduct its business operations.

2.0
Scope

  This policy applies to all employees, officers and directors of Steinway Musical Instruments, Inc. and subsidiaries.

3.0
Overview

  Ethical behavior in conducting business, recording transactions, reporting results, and effecting communications is the foundation upon which our business reputation is based. No short-term benefit can outweigh the long-term detriment resulting from the violation of ethics. Therefore, through this policy, the Company has instituted a Code of Ethics and Professional Conduct (the "Code"). This policy addresses many of the issues that one is likely to face in business. However, it is not exhaustive of all possible situations, so it is the responsibility of each individual to seek Company guidance regarding any potentially unethical events or transactions that are not addressed herein.

4.0
Policy

4.1
Compliance with Laws and Regulations

    The Company shall conduct business in accordance with all applicable laws, rules, and regulations of federal, state, provincial, and local governments, and other appropriate private and public regulatory agencies. Each individual shall ensure compliance with all such laws, rules, and regulations and shall neither engage in nor encourage bribery, price fixing, kickbacks, collusion, information tipping, or any related practice that might be, or give the appearance of being, illegal or unethical.

  4.2
  Business Conduct

    The ethical principles to which each individual should tailor his or her conduct are outlined in the attached exhibit entitled "Ethical Principles." At a minimum, each individual shall:

    a.
    Ensure that all transactions are recorded, all records are accurate and complete, and no service performed or product provided by the Company appears on more than one invoice.

    b.
    Refrain from offering, providing, or accepting costly entertainment or gifts to or from vendors, dealers, and others with whom we do business where any undue influence over a negotiation, contract, or other decision could occur or may be reasonably inferred therefrom.

    c.
    Treat proprietary information of the Company as a valued asset and diligently protect it from loss, negligent disclosure, or misuse. Proprietary information includes but is not limited to: strategic information, price lists, customer lists, patents, trademarks, and technical information regarding methods, products, processes, and equipment.

    d.
    Obtain proprietary information of others only through legal and ethical methods and in accordance with standard industry practice, authorized channels, or availability in the public domain. The use of information obtained in an unauthorized manner is strictly prohibited.

    e.
    Provide full, fair, accurate, timely, and understandable information to co-workers, colleagues, and auditors. The withholding of information that must be disclosed, or otherwise misleading auditors, lenders, investors, or other interested parties, is strictly prohibited.

    f.
    Refrain from making any statements to outside parties which would be misleading, deceptive, untrue or disparaging in relation to the Company and its competitors, customers, or suppliers.

    g.
    Honor contracts, agreements, and assigned responsibilities–neither promise more than one can reasonably expect to deliver nor make commitments not intended to be kept.

  4.3
  Conflict of Interests

    Any circumstance which produces, or reasonably appears to produce, a conflict between the personal interest of an individual and the interest of the Company shall be considered a conflict of interest and is strictly prohibited. Conflicts of interests include, but are not limited to, the following:

    4.3.1
    The use of Company property, information, or resources or reliance on Company actions or decisions by an individual or an individual's family members, friends, or associates for the purpose of personal advantage or gain.

    4.3.2
    Ownership interest, direct or indirect participation in, or employment by another entity that is an actual or potential competitor, supplier, customer, or business affiliate of the Company. Acting as an officer, director, consultant, representative, agent advisor, employee, partner, or sole proprietor of an entity is considered to be "having an interest".

    4.3.3
    Engagement in any outside activity, enterprise, or association which interferes with job performance. Participation in professional memberships, associations, or community activities are acceptable, and even encouraged, provided that participation is not so time consuming as to interfere with day-to-day job performance.

  4.4
  Additional Requirements for Officers, Directors, and Audit Committee Members

  4.4.1
  An officer or director is prohibited from arranging, receiving, or renewing any extension of credit, in the form of a personal loan, from the Company.

  4.4.2
  An Audit committee member may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board or committee, accept any consulting, advisory, or other compensatory fee from the Company or be an affiliated person of the Company.

  4.5
  Additional Requirements for Finance Personnel

    Due to the sensitive nature of the information with which finance personnel operate, and the direct relationship between the activities of these individuals and the Company's compliance with the rules and regulations of governmental and private entities, all finance personnel shall:

    4.5.1
    Adhere to the procedures implemented by the Company regarding the documentation, reporting, and refining of internal and disclosure controls and procedures.

    4.5.2
    To the best of his or her knowledge, provide honest, timely, and accurate responses to all questionnaires, confirmations, and representations requested by the Company.

    4.5.3
    Report transactions properly, completely, and consistently in accordance with the principles, rules, and regulations set forth by the applicable accounting and oversight bodies.

5.0
Identification, Reporting, and Resolution of Code Violations

5.1
It is imperative that no employee, officer, or director allows his or her independent judgment to be subordinated when dealing with a question of ethics or professional conduct. Each individual has the responsibility to be aware of and report possible violations of this Code and any applicable law as soon as they become apparent. Failure to inquire about the appropriateness of a questionable course of action or retaliation against any individual who reports a suspected violation of this Code is considered a breach of the Code. Violations of this Code shall result in disciplinary action up to, and including, dismissal. A waiver of any component of the Code may be requested. Waivers shall be handled in accordance with the resolution and disciplinary action procedures outlined below.

  5.2
  Inquiries regarding this Code should be directed to an individual's supervisor/department head, and the advice given or resolution reached should be fully documented and signed by the individual and the supervisor/department head. Supervisors/department heads are required to seek the advice of the Company's general counsel in all cases where the appropriate response is not readily apparent.

  5.3
  Individuals may report suspected violations of this Code to a supervisor/department head, the Company's general counsel, or the audit committee. Inquiries or reports may be directed as follows:

Dennis M. Hanson, General Counsel Steinway Musical Instruments, Inc. 800 South Street, Suite 305 Waltham, MA 02453	Audit Committee Steinway Musical Instruments, Inc. 800 South Street, Suite 305 Waltham, MA 02453

dhanson@steinwaymusical.com	auditcommittee@steinwaymusical.com

    Reports may be made anonymously. However a name and contact instructions must be provided if a specific reply is sought.

  5.4
  Resolution and determination of disciplinary action resulting from violations of the Code by an individual will be determined in accordance with the following:

  5.4.1
  If the individual is not an officer, director, senior financial officer, or controller, then the general counsel and the operational and human resource head of the division for which the individual provides services will review the alleged violation and determine, by majority vote, the disciplinary action to be taken. A final report detailing the violation and the action taken must be provided to the individual and retained in the individual's personnel file. Requested waivers shall be handled in the same manner.

  5.4.2
  If the individual is an officer, director, senior financial officer, or controller of the Company, then the board of directors will review the alleged violation and determine, by majority vote, the disciplinary action to be taken. The individual, if serving on the board of directors, is prohibited from participating in the vote. Requested waivers shall be handled in the same manner however, if a waiver is granted, immediate public disclosure is required. Accordingly, immediate notification must be provided to the Company's general counsel and director of communications by the board of directors.

6.0
Acknowledgement of the Code of Ethics and Professional Conduct

  Each employee, officer and director will be presented with a copy of the Code. Due to the significant reliance on finance personnel, officers, and directors, each of these individuals will be asked to sign a form acknowledging that he or she has read, understood, and complied with the Code. The Company will retain the signed statement in the individual's personnel file.

Ethical Principles

        Each employee, officer, and director of Steinway Musical Instruments, Inc. and subsidiaries is expected to:

  •
  Exercise reasonable and prudent professional judgment and act in the best interests of the Company.

  •
  Share knowledge and maintain skills important and relevant to one's position in the Company.

  •
  Refrain from engaging in any activity or association which would reflect negatively on the image or integrity of the Company or which would result in embarrassment to the Company.

  •
  Achieve responsible use of and control over assets or resources entrusted to you.

  •
  Conduct oneself in an honorable, fair, competent, and professional manner.

  •
  Proactively promote ethical behavior in the work environment.

  •
  Act in good faith, responsibly, with due care, competence, and diligence.

  •
  Use or authorize company resources only for legitimate business purposes.

  •
  Perform duties in a competent, efficient, and economical manner.

STEINWAY MUSICAL INSTRUMENTS INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2003

        The undersigned stockholder of Steinway Musical Instruments, Inc. (the "Company"), hereby appoints each of Dana D. Messina and Dennis M. Hanson attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at the Company's corporate office at 800 South St., Suite 305, Waltham, Massachusetts 02453, on May 2, 2003 at 10:00 a.m., and at any adjournment of said meeting, all of the shares of Ordinary Common Stock which the undersigned may be entitled to vote.

        The Board of Directors recommends a vote FOR the nominees named below, and FOR ratification of the accountants named on the reverse side, and if no specification is made, the shares will be voted FOR the election of the nominees named herein, and FOR the ratification of the accountants. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report furnished herewith.

1.	Election of Directors	FOR all nominees listed below / /	WITHHOLD AUTHORITY to vote for all nominees listed below / /	*Exceptions / /

Nominees: Kyle R. Kirkland, Dana D. Messina, Bruce A. Stevens, John M. Stoner, Jr., A. Clinton Allen, Rudolph K. Kluiber, Peter McMillan

(*Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

(Continued on reverse side)

2.    Ratification of Deloitte & Touche LLP to serve as the Company's independent public accountants to audit the financial statements of the Company for 2003.

/ /    FOR / /    AGAINST / /    ABSTAIN

3.    At their discretion regarding other matters presented at the Annual Meeting.

                            Dated

                            (Signature)

                            (Signature)

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
ELECTION OF DIRECTORS
NOMINEES FOR DIRECTORS FOR TERMS EXPIRING IN 2004
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.
MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
REPORT OF THE AUDIT COMMITTEE(1)
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION(1)
PERFORMANCE GRAPH(1)
COMPARATIVE STOCK PRICE PERFORMANCE AMONG STEINWAY MUSICAL INSTRUMENTS, INC., THE RUSSELL 2000 AND THE PEER GROUPS
PRINCIPAL STOCKHOLDERS
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
AUDIT COMMITTEE CHARTER
Code of Ethics and Professional Conduct
Ethical Principles